Exhibit 10.5.1


           1984 UNION CARBIDE CASH BONUS DEFERRAL PROGRAM


Section 1:  Purpose

          Section 5.3 of the 1984 Union Carbide Cash Bonus Plan (the "1984 Plan") provides that the Committee administering the 1984 Plan may defer payment of some or all cash bonus awards, and upon such terms and conditions, as the Committee in its discretion may determine. The purpose of the 1984 Union Carbide Cash Bonus Deferral Program (the "Program") is to provide a procedure, as authorized by the 1984 Plan, by which potential recipients of bonus awards may annually elect in advance to defer a portion or all of their bonus awards under the 1984 Plan. The Program shall be effective for the five calendar years 1984 through 1988.


Section 2:  Definitions

          2.1: "Beneficiary" means the person, persons or estate entitled (as determined under Section 7) to receive payment under the Program following a Participant's death.

          2.2:  "Committee" means the Compensation and Management
Development Committee from time to time serving and appointed by the Board of Directors of the Corporation.

          2.3:  "Corporation" means Union Carbide Corporation, a
New York corporation, and any successor thereof by merger, consolidation or otherwise.

          2.4: "Date of Deferral" means the date on which the Corporation issues checks for bonus awards for a given Service
Year.

          2.5: "Disability" means a Participant's total physical or mental inability to perform any work for compensation or profit in any occupation for which the Participant is reasonably qualified by reason of training, education or ability, and which inability is adjudged to be permanent, as determined by the Committee.

          2.6: "Employee" means a person who is a common law employee of the Corporation or one of its subsidiary corporations and "Eligible Employee" means a person who is an Eligible
Employee within the meaning of the 1984 Plan.

          2.7: "Participant" means an Eligible Employee who elects in advance under the Program to defer a portion or all of the employee's bonus award for a given Service Year under the 1984 Plan, if one were to be paid to that employee for that year, and who is in fact subsequently awarded a bonus for that year, payable during the following year on the Date of Deferral.

        2.8: "Retirement Date" means the earliest date on which a Participant could have retired with the right to receive immediately a non-actuarially reduced pension under the Corporation's Retirement Program.

        2.9: "Service Year" means one of the calendar years 1984 through 1988, as to which an election may be made in accordance with Section 5, and in respect of which a bonus may be paid during the following year on the Date of Deferral.


Section 3:  Administration

            The Committee shall supervise the administration and interpretation of the Program, may establish administrative regulations to further the purpose of the Program and shall take any other action necessary to the proper operation of the Program. All decisions and acts of the Committee shall be final and binding upon all Participants, their Beneficiaries and all other persons.


Section 4:  Eligibility To Participate

            To be eligible to participate in the Program for a given Service Year, a person must have become an Eligible Employee not later than the day on or before which Eligible Employees must make the election provided for in Section 5 for that Service Year, reach the age of 40 on or before the last day of that Service Year and be living on the Date of Deferral for that Service Year.


Section 5:  Election To Participate

          5.1: Participation in Program for Service Year 1984. On and after October 24, 1984, Eligible Employees shall be informed of the opportunity to participate in the Program for the 1984 Service Year, and the terms and conditions of participation.
 An Eligible Employee choosing to participate for the 1984 Service Year must make an irrevocable election to do so not later than November 21, 1984 and otherwise in accordance with such procedures as may be established.

          5.2: Participation in Program for Service Years 1985 through 1988. During each of the years 1984 through 1987, Eligible Employees shall be informed of the opportunity to participate in the Program for the Service Year immediately following, and the terms and conditions of participation. An Eligible Employee choosing to participate must make an irrevocable election to do so on or before the day designated by the Committee and in any event prior to the first day of the Service Year, and otherwise in accordance with such procedures as may be established.

          5.3: Effective Date of Participation. While an election shall be irrevocable when made, participation, and the right to receive payment under the Program, shall become effective only on the Date of Deferral and only if, on such date, the Eligible Employee receives a cash bonus under the 1984 Plan (or would have received a cash bonus but for an election to defer under the Program).


Section 6:  Payments to Participants and Beneficiaries

          6.1:  Normal Payments.  A Participant who remains an
Employee at least until the Participant's Retirement Date shall be entitled to 15 annual Normal Payments, commencing within 120 days following the latest of:

                (a)     the date of actual retirement,

                (b)     the Participant's 65th birthday, or

                (c)     10 years following the Date of Deferral.

Unless the Participant elects the Alternate Payments provided for by Section 6.2, payments shall be made in accordance with a payment table established by the Committee for each Service Year and communicated to Eligible Employees at the time they are offered the opportunity to participate in the Program for that year. The payment table attached as Exhibit A shall apply to the deferral of cash bonus awards in respect of the 1984 and 1985 Service Years.

          6.2: Alternate Payments. In lieu of the Normal Payments provided for by Section 6.1, a Participant who remains an Employee at least until the Participant's Retirement Date and who irrevocably so elects at the time the applicable election to participate is made, shall be entitled to 15 annual Alternate Payments, commencing within 120 days following the latest of:

                 (a)     the date of actual retirement,

                 (b)     the Participant's 62nd birthday, or

                 (c)     seven years following the Date of
                         Deferral.

Alternate Payments may not commence more than 36 months earlier than Normal Payments would have commenced. If Alternate Payments commence earlier than Normal Payments would have commenced, the Alternate Payments shall be the amount of the applicable Normal Payments reduced by .4167 percent (.004167) for each month of early commencement.

          6.3: Payment Dates of Annual Payments after the Initial Payment. All annual Normal or Alternate Payments after the initial payment shall be made on April 1, commencing on the April 1 next following the date the initial payment was due in accordance with Section 6.1 or 6.2.

          6.4: Payments upon Disability. A Participant determined by the Committee to have suffered a Disability (as defined in Section 2.5) while an Employee shall be entitled to 15 annual Normal Payments (or 15 annual Alternate Payments if the Participant so elected). Such payments shall commence and continue at the times provided in Sections 6.1, 6.2 or 6.3, as if the Participant had actually retired on the Participant's Retirement Date.

          6.5: Payments upon Death. If a Participant already receiving payments under Sections 6.1, 6.2 or 6.4 dies at any time before having received 15 annual (Normal or Alternate) Payments, the remaining payments shall be made, as they become due, to the Participant's Beneficiary. If death occurs before annual payments to the Participant commence, the Participant's Beneficiary shall receive 15 annual Normal Payments (any election to receive Alternate Payments shall be disregarded), commencing within 120 days following the Participant's death. Annual payments after the initial payment shall be made on April 1, commencing on the April 1 next following the date the initial payment was made.

          6.6: Committee's Right To Commute Annual Payments in respect of One or More Service Years. The Committee, in its discretion, may decide to make lump sum payments to all Participants, in respect of a particular Service Year, in lieu of the annual (Normal or Alternate) payments provided for in Sections 6.1, 6.2, 6.4 or 6.5. In such event, a Participant or Beneficiary who is already receiving Normal or Alternate Payments in respect of that Service Year shall receive a lump sum payment in lieu of annual payments equal to the present value of the amount remaining to be paid to the Participant or Beneficiary under the Program, using as a discount factor the rate of return applicable to the Participant's age on the last day of that Service Year, provided in the payment table applicable to that Service Year. Such lump sum payments shall be computed as of a date to be determined by the Committee in its discretion, and shall be paid within 120 days thereafter. A Participant who has not already become entitled to payment for that Service Year, as described in Section 6.9, or who has become entitled to payment but has not received the initial payment, shall receive, in lieu of any other payment under the Program, a lump sum payment, discounted as in the case of Participants who are already receiving annual payments, within 120 days after the date the Participant would have received the initial payment.

          6.7: Payment upon Termination of Employment. A Participant whose employment by the Corporation terminates, for any reason other than (a) retirement on or after the Participant's Retirement Date, (b) death, (c) Disability, (d) the reason set forth in the next sentence, or (e) a reason approved by the Committee, shall receive, within 120 days following the effective date of termination of employment, a lump sum payment, in lieu of any other payment under the Program, equal to the amount of bonus award or awards deferred, plus interest thereon from the April 1 following the applicable Service Year or Service Years to the date of payment at the rate of six per cent per year, compounded annually. A Participant whose employment is terminated by the Corporation for willful failure to perform the normal duties of employment, or for an act of dishonesty in connection with such Participant's employment, shall receive, within 120 days following the effective date of termination of employment, a lump sum payment, in lieu of any other payment under the Program, equal to the amount of bonus award or awards deferred.

          6.8: Payments upon Program Termination. The Corporation may terminate the Program at any time if the Committee, in its sole discretion, determines that changes in Federal or state law, changes in general economic conditions or changes in the financial condition of the Corporation render continuation of the Program undesirable. In such event, each Participant or Beneficiary who has, on or before the effective date of Program termination, already become entitled to payment under the Program, as described in Section 6.9, shall receive the payments to which such person was entitled under the Program, unless the Committee, in its discretion, upon Program termination or at any time thereafter, decides to make lump sum payments in lieu of annual payments equal to the present value of such payments, using as discount factors the rates of return, applicable to Participants' ages on the last days of the applicable Service Years, provided in the applicable payment tables. Such lump sum payments shall be computed as of a date to be determined by the Committee in its discretion, and shall be paid within 120 days thereafter. Each other Participant or Beneficiary shall receive, within 120 days following the effective date of Program termination (to be determined by the Committee), in lieu of any other payment under the Program, a lump sum payment to be determined by the Committee and at least equal to the sum of (i) the amount of bonus award or awards deferred and (ii) interest thereon from the April 1 following the applicable Service Year to the date of payment at the rate of six per cent per year, compounded annually.

          6.9:  Meaning of "already become entitled to payment."
The phrase "already become entitled to payment" used in Sections
6.6 and 6.8 means that

                  (i) A Participant has retired on or after the Participant's Retirement Date, but the payments provided for by Sections
                        6.1 or 6.2 have not all been made,

                 (ii) A Participant has been determined by the Committee to have suffered a Disability, but the payments provided for by Section
                        6.4 have not all been made,

                (iii) A Participant has died, but the payments provided for by Section 6.5 have not all been made, or

                 (iv)   A Participant's employment with the
                        Corporation has terminated, but the
                        payment provided for by Section 6.7 has
                        not been made.

            6.10: Reduction of Payments. All payments under the Program shall be reduced by amounts the Corporation is required to withhold under applicable law.

Section 7:  Beneficiaries

          A Participant may at any time and from time to time prior to death designate one or more Beneficiaries to receive payments to be made following the Participant's death. If no such designation is on file with the Corporation at the time of a Participant's death, the Participant's Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant with the Corporation under The Savings Plan for Employees of Union Carbide Corporation and Participating Subsidiary Companies. If the Participant has not effectively designated a beneficiary under such Savings Plan, or if no beneficiary so designated has survived the Participant, the Participant's Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant with the Corporation under the 401(k) Opportunity Plan for Salaried Employees of Union Carbide Corporation. If the Participant has not effectively designated a beneficiary under either such Plan, or no beneficiary so designated has survived the Participant, the Participant's Beneficiary shall be the Participant's surviving spouse, or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant's death, despite mail notification to the Beneficiary's last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Committee, the Beneficiary shall be treated as having predeceased the Participant. The Committee may require such proof of death and such evidence of the right of any person to receive all or part of the benefit of a deceased Participant as the Committee may consider to be appropriate. The Committee may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person.


Section 8:  General Provisions

          8.1: Prohibition of Assignment or Transfer. Any assignment, hypothecation, pledge or transfer of a Participant's or Beneficiary's right to receive payments under the Program shall be null and void and shall be disregarded.

          8.2: Program Not To Be Funded. The Corporation is not required to, and will not, for the purpose of funding the Program, segregate any monies from its general funds, create any trusts, or make any special deposits, and the right of a Participant or Beneficiary to receive a payment under the Program shall be no greater than the right of an unsecured general creditor of the Corporation.

          8.3: Effect of Participation. Neither selection as an Eligible Employee, nor an election to participate or participation in the Program, shall entitle an Eligible Employee to receive a bonus award under the 1984 Plan, or affect the Corporation's right to discharge an Eligible Employee or a Participant.

          8.4: Medical Examinations. An Eligible Employee making an election under Section 5 may be required, for the Service Year as to which an election has been made, to submit to a physical examination in connection with that election. If an electing Eligible Employee refuses to submit to such an examination, the Committee may, in its discretion, on or before the applicable Date of Deferral, cancel the Employee's participation in the Program for that Service Year.

          8.5: Communications To Be in Writing. All elections, requests and communications to the Corporation from Participants and Beneficiaries, and all communications to such persons from the Corporation, shall be in writing, and in such form and manner, and within such time, as the Corporation shall determine.

          8.6: Absence of Liability. No officer, director or employee of the Corporation shall be personally liable for any act or omission to act, under the Program, of any other person, or, except in circumstances involving bad faith, for such officer's, director's or employee's own act or omission to act.

          8.7: Titles for Reference Only. The titles given herein to Sections and subsections are for reference only and are not to be used to interpret the provisions of the Program.

          8.8: New York Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Program shall be determined in accordance with New York law.

          8.9: Amendment. The Corporation may at any time amend the Program, as set forth herein, but no amendment may be adopted which alters the payments due Participants or Beneficiaries, or the times at which payments are due, without the consent of each Participant affected by the amendment and of each Beneficiary (of a then deceased Participant) affected by the amendment.

                            EXHIBIT A
            Payment Table for 1984 and 1985 Service Years


                                                    Approximate
                                                  Rate of Return
 Age on the   Annual 15-Year                   Calculated through
Last Day of  Payment for Each                     Receipt of the
the Service  $1,000 of Bonus      Total of          Last of 15
   Year       Award Deferred   Annual Payments    Annual Payments

    40           2,721              40,815             12.75
    41           2,445              36,675             12.80
    42           2,194              32,910             12.85
    43           1,968              29,520             12.90
    44           1,763              26,445             12.95
    45           1,578              23,670             13.00
    46           1,411              21,165             13.05
    47           1,261              18,915             13.10
    48           1,126              16,890             13.15
    49           1,004              15,060             13.20
    50             895              13,425             13.25
    51             797              11,955             13.30
    52             709              10,635             13.35
    53             630               9,450             13.40
    54             559               8,385             13.45
 55 or older       496               7,440             13.50

         1984 UNION CARBIDE CASH BONUS DEFERRAL PROGRAM

                        Table of Contents



Section 1:  Purpose                                        1

Section 2:  Definitions                                    1

          2.1:   Beneficiary                               1
          2.2:   Committee                                 1
          2.3:   Corporation                               1
          2.4:   Date of Deferral                          1
          2.5:   Disability                                1
          2.6:   Employee and Eligible Employee            1
          2.7:   Participant                               1
          2.8:   Retirement Date                           2
          2.9:   Service Year                              2

Section 3:  Administration                                 2

Section 4:  Eligibility To Participate                     2

Section 5:  Election To Participate                        2

          5.1:  Participation in Program for Service
                  Year 1984                                2
          5.2:  Participation in Program for Service
                  Years 1985 through 1988                  2
          5.3:  Effective Date of Participation            3

Section 6:  Payments to Participants
                   and Beneficiaries                       3

          6.1:  Normal Payments                            3
          6.2:  Alternate Payments                         3
          6.3:  Payment Dates of Annual Payments
                    after the Initial Payment              4
          6.4:  Payments upon Disability                   4
          6.5:  Payments upon Death                        4
          6.6:  Committee's Right To Commute Annual
                    Payments in respect of One or
                    More Service Years                     4
          6.7:  Payment upon Termination of
                    Employment                             5
          6.8:  Payments upon Program Termination          5
          6.9:  Meaning of "already become
                    entitled to payment"                   6
          6.10:  Reduction of Payments                     6

Section 7:  Beneficiaries                                  6

Section 8:  General Provisions                             7

          8.1:  Prohibition of Assignment
                    or Transfer                            7
          8.2:  Program Not To Be Funded                   7
          8.3:  Effect of Participation                    7
          8.4:  Medical Examinations                       7
          8.5:  Communications To Be in Writing            7
          8.6:  Absence of Liability                       7
          8.7:  Titles for Reference Only                  8
          8.8:  New York Law To Govern                     8
          8.9:  Amendment                                  8